                                                                   EXHIBIT 2.2

                             RATIFICATION AGREEMENT

         This Ratification Agreement ("AGREEMENT"), dated September __, 1999, is made and entered into by and among NHancement Technolgies, Inc., a Delaware corporation ("NHANCEMENT"), Eastern Systems, Technology, Inc., a California corporation ("EASTERN"), Ram V. Mani having his principal address at 17175 Wedgewood Avenue, Los Gatos CA 95032 ("MANI"), Front-End Technologies, (Madras) Pvt. Ltd., a private limited company incorporated under the laws of the Republic of India ("FRONT-END"), and Srini Ramakrishnan having his principal address at 3695 Stevenson Boulevard, Apt. 101, Fremont CA 94538 ("RAMAKRISHNAN").

                                    RECITALS

         A. On August 31, 1999, the parties hereto signed and delivered the written documents described on Exhibit A hereto and by this reference incorporated herein.

         B. At the time the written documents were signed and delivered, and until September 3, 1999, Eastern's rights, powers and privileges were suspended by the State of California.

         C. On September 3, 1999, Eastern was issued a Certificate of Revivor by the California Franchise Tax Board.

         D. A Certificate of Revivor has the effect of relieving a corporation of its suspension, reinstating all of its rights, powers and privileges, and validating all acts and transactions that occurred while the corporation was suspended.

         E. Effective September 3, 1999, and on the date hereof, Eastern is a California corporation in good standing with the California Franchise Tax Board.

                          CONFIRMATION AND RATIFICATION

         NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. NHancement hereby approves, confirms and ratifies each of the written documents listed on Exhibit A to which it was and is a party.

         2. Eastern hereby approves, confirms and ratifies each of the written documents listed on Exhibit A to which it was and is a party.

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Ratification Agreement
Page 2


         3. Front-End hereby approves, confirms and ratifies each of the written documents listed on Exhibit A to which it was and is a party.

         4. Mani hereby approves, confirms and ratifies each of the written documents listed on Exhibit A to which he was and is a party

         5. Ramakrishnan hereby approves, confirms and ratifies each of the written documents listed on Exhibit A to which it was and is a party.

         6. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

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Ratification Agreement
Page 3


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

NHANCEMENT TECHNOLOGIES, INC.


By:
      ---------------------------------------
         Douglas S. Zorn, President and
         Chief Executive Officer



EASTERN SYSTEMS TECHNOLOGY, INC.


By:
      ---------------------------------------
         Ram V. Mani,
         President and Chief Executive Officer


FRONT-END TECHNOLOGIES (MADRAS) PVT. LTD.


By:
      ---------------------------------------
         Srini Ramakrishnan




---------------------------------------------
Ram V. Mani
17175 Wedgewood Avenue
Los Gatos, California 95032



---------------------------------------------
Srini Ramakrishnan
3695 Stevenson Boulevard, #101
Fremont, California 94538


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Ratification Agreement
Page 4


                                    EXHIBIT A

                  EASTERN/NHANCEMENT ACQUISITION DOCUMENT INDEX
                       All documents dated August 31, 1999

1. Plan and Agreement of Reorganization by and among Eastern Systems Technology, Inc., Ram V. Mani and NHancement Technologies Inc.

2. Non-Compete and Technology Transfer Agreement by and among NHancement Technologies Inc., Eastern Systems Technology, Inc. and Ram V. Mani

3. Non-Compete and Technology Transfer Agreement by and among Eastern Systems Technology, Inc., Front-End Technologies (Madras) Pvt. Ltd and Srini Ramakrishnan

4. Non-Compete and Technology Transfer Agreement by and among NHancement Technologies Inc. Front-End Technologies (Madras) Pvt. Ltd and Srini Ramakrishnan

5. Assignment and Transfer of Assets with Schedule 1 by Eastern Systems Technology, Inc. in favor of NHancement Technologies Inc.

6. Acquisition Agreement by and among Eastern Systems Technology, Inc., Ram V. Mani, Front-End Technologies (Madras) Pvt. Ltd and Srini Ramakrishnan

7. Assignment of Contracts by Eastern Systems Technology, Inc. in favor of Nhancement Technologies Inc.

8. Loan and Security Agreement by and among Eastern Systems Technology, Inc., Ram V Mani, Srini Ramakrishnan and NHancement Technologies Inc.

9. Secured Promissory Note in the amount of $250,000 by Eastern Systems Technology, Inc. to NHancement Technologies Inc.

10. UCC-1 between Eastern Systems Technology, Inc. and Srini Ramakrishnan in favor of NHancement Technologies Inc.

11. UCC-1 between Eastern Systems Technology, Inc. and Ram V. Mani in favor of Nhancement Technologies Inc.

12. NHancement Technologies Inc. Equity Incentive Plan - Stock Option Agreement by and between NHancement Technologies Inc. and Ram V. Mani

13. Employment Agreement by and between NHancement Technologies Inc. and Ram V. Mani